EXHIBIT 99.2

Gentherm’s Focused Growth Strategy to Improve Profitability

and Drive Shareholder Return

Updates 2018 Guidance and Issues 2021 Financial Targets

Long-term EPS Growth Expected to be More than Double Revenue Growth

Return on Invested Capital Expected to Exceed 20% by 2021

NORTHVILLE, Mich. June 25, 2018 — Gentherm (NASDAQ:THRM), the global market leader and developer of innovative thermal management technologies, today announced a focused strategy that is expected to deliver an above-market organic growth rate, margin expansion and improved return on invested capital through 2021.

“We believe the global automotive market is large and under-penetrated with climate and comfort solutions. As the clear industry leader, Gentherm is uniquely positioned to deliver innovative solutions not only essential to today’s automotive market but also key to vehicles of the future,” said Phil Eyler, Gentherm’s President and CEO. “We are sharpening our execution and are committed to expanding profit margins and return on invested capital, leveraging our expertise in human thermophysiology and thermal technology, strong global customer base and world-class manufacturing capabilities.”

Today, the Company outlined four pillars of its updated strategy to investors in New York City. The updated strategy was completed following an intensive six-month review of Gentherm’s business operations and market opportunities led by Mr. Eyler and Gentherm’s senior leadership team.

Focused Growth

Gentherm will focus its growth on key technologies and product categories to drive sustainable above-market revenue growth.

•	Accelerating the core automotive climate and comfort growth
•	Introducing innovative microclimate solutions
•	Driving Battery Thermal Management
•	Expanding Patient Thermal Solutions

Extend Technology Leadership

Gentherm will focus investments in key core technologies and competencies including thermophysiology, software and electronics, simulation, thermal engines and integration. This shift will create significant and incremental opportunities for the Company to meet the diverse needs of customers by increasing efficiency and effectiveness.

Expand Margins and ROIC

The strategy is centered around building a culture of performance. The Company has introduced a “Fit-for-Growth” cost reduction program consisting of eliminating or minimizing non-core investments; rationalizing SG&A costs; enhancing focus and efficiency in our engineering organization; driving down component costs through purchasing excellence and refining manufacturing.

Optimize Capital Allocation

With Gentherm’s focused growth strategy and disciplined execution, the Company is expected to generate over $550 million in Free Cash Flow over the 2018 – 2021 period. This will provide Gentherm with the opportunity to return capital to shareholders, while simultaneously reinvesting in the business to drive continued growth.

2018 Guidance and 2021 Outlook

At its investor event today, the Company updated its 2018 Guidance and presented its 2021 Outlook as follows:

	2018E	2021E
Revenue Growth	8 – 10% (3-5% Organic)	High single-digit Organic CAGR

Operating Expenses % of Revenue	20 – 22%	15 – 17%

Gross Margin	29 – 31%	30 – 32%

Adjusted EBITDA Margin	14 – 15%	High teens

ROIC	12 – 13%	> 20%

2021 outlook: expected EPS growth rate more than double revenue growth

Separately, the Company announced earlier today that its Board of Directors has authorized an increase in the Company’s share repurchase plan to $300 million and extended the authorization period until December 2020.

“With focused growth, aligned portfolio, sharpened execution and technology leadership, we are well positioned to achieve our aspiration of $2.5 billion in revenue by 2025,” said Mr. Eyler.

The presentation made to investors in New York today has been posted to the Investor Relations section of the Gentherm website and can be accessed at http://www.gentherm.com/events.

Investor Contact	Media Contact
Yijing Brentano	Melissa Fischer
investors@gentherm.com	media@gentherm.com
248.308.1702	248.289.9702

About Gentherm

Gentherm (NASDAQ:THRM) is a global developer and marketer of innovative thermal management technologies for a broad range of heating and cooling and temperature control applications. Automotive products include variable temperature Climate Control Seats, heated automotive interior systems (including heated seats, steering wheels, armrests and other components), battery thermal management systems, cable systems and other electronic devices. Medical products include patient temperature management systems. The Company is also developing a number of new technologies and products that will help enable improvements to existing products and to create new product applications for existing and new markets. Gentherm has over 13,000 employees in facilities in the United States, Germany, Canada, China, Hungary, Japan, Korea, Macedonia, Malta, Mexico, United Kingdom, Ukraine, and Vietnam. For more information, go to www.gentherm.com.

Forward Looking Statements

Except for historical information contained herein, statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Gentherm Incorporated’s goals, beliefs, plans and expectations about its prospects for the future and other future events. The forward-looking statements included in this press release are made as of the date hereof or as of the date specified and are based on management’s current expectations and beliefs. Such statements are subject to a number of important assumptions, risks, uncertainties and other factors that may cause the Company’s actual performance to differ materially from that described in or indicated by the forward looking statements. Those risks include, but are not limited to, risks that new products may not be feasible, sales may not increase, additional financing requirements may not be available, new competitors may arise or customers may develop their own products to replace the Company’s products, customer preferences for end products may shift, the Company may lose suppliers or customers, market acceptance of the Company’s existing or new products may decrease, cost reduction initiatives may not produce expected savings, synergies or efficiencies, trends in electrified powertrains may decrease, the Company may not be able to protect is intellectual property rights, implementation of strategic partnerships and collaborations may be unsuccessful, currency exchange rates may change unfavorably, pricing pressures from customers may increase, the Company’s workforce and operations could be disrupted by civil or political unrest in the countries in which the Company operates, free trade agreements may be altered in a manner adverse to the Company, medical device regulations could change in an unfavorable manner, oil and gas prices could fluctuate causing adverse consequences, commodity prices may fluctuate, legislative or regulatory changes may impact or limit the Company’s business, market conditions or regional growth may decline, general industry conditions may decline, and other adverse conditions in the industries in which the Company operates may negatively affect its results. You should review the Company’s filings with the Securities and Exchange Commission (the “SEC”), including “Risk Factors”, in its most recent Annual Report on Form 10-K and subsequent quarterly reports, for a discussion of these and other risks and uncertainties. The business outlook discussed in this press release does not include the potential impact of any business combinations, acquisitions, divestitures, strategic investments and other significant transactions that may be completed after the date hereof. Except as required by law, the Company expressly disclaims any obligation or undertaking to update any forward-looking statements to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP throughout this press release, the Company has provided information regarding “earnings before interest, taxes,

depreciation and amortization, deferred financing cost amortization, transaction expenses, debt retirement expenses, unrealized currency gain or loss and unrealized revaluation of derivatives” (Adjusted EBITDA), “free cash flow” and “Return on Invested Capital (ROIC)” (each, a non-GAAP financial measure). Free cash flow represents net cash provided by operating activities less adjusted capital expenditures, and we define ROIC as tax-affected operating income, prior to the effect of extraordinary or unusual items, divided by Invested Capital. Invested Capital is defined as shareholders’ equity and total debt, less cash and cash equivalents.

In evaluating its business, the Company considers and uses Adjusted EBITDA as a supplemental measure of its operating performance. Management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses with the belief that it will assist investors in properly assessing the Company’s performance on a period-over-period basis. Additionally, management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt, and that ROIC provides a useful measure of how effectively the Company uses capital to generate profits. Other companies in our industry may calculate these non-GAAP financial measures differently than we do and those calculations may not be comparable to our metrics. These non-GAAP measures have limitations as analytical tools, and when assessing the Company’s operating performance, investors should not consider Adjusted EBITDA or ROIC in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.

Non-GAAP measures referenced in this press release may include estimates of future Adjusted EBITDA, ROIC and free cash flow. Such forward-looking non-GAAP measures may differ significantly from the corresponding GAAP measures, due to depreciation and amortization, tax expense, and/or interest expense, some or all of which management has not quantified for the future periods.